Exhibit 10.4

THE SECURITIES REPRESENTED BY THIS WARRANT, AND THE SECURITIES ISSUABLE UPON EXERCISE THEREOF, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

NEXTNAV INC.

FORM OF

COMMON STOCK PURCHASE WARRANT

No. W-[_____]

Issue Date:  April [●], 20251

Holder:  [MCC Steer LLC / MCC Coyote LLC] / [Fortress Investment Group]

Initial Exercise Date:  [_____]

Initial Warrant Shares:  [_____]

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received the holder named above or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after [the Initial Exercise Date specified above (the “Initial Exercise Date”)]2 / [the earlier of (i) the Initial Exercise Date specified above, (ii) in the case of a public announcement of a transaction that, if consummated, would constitute a Change of Control, the date of such announcement and (iii) in the case of any other Change of Control, five (5) Business Days prior to the consummation of such Change of Control (such earlier date, the “Initial Exercise Date”)]3 and on or prior to 5:00 p.m. (New York City time) on December 31, 2028 (the “Termination Date”) but not thereafter, to subscribe for and purchase from NextNav Inc., a Delaware corporation (the “Company”), up to the number of Initial Warrant Shares set forth above (as subject to adjustment hereunder, the “Warrant Shares”) of Common Stock. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

                 Definitions. In addition to the terms defined elsewhere in this Warrant, the following terms have the meanings indicated in this Section 1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

1 To be the closing date of transaction.

2 Applicable to vested warrants.

3 Applicable to unvested warrants.

1

[“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.]4

[“Change of Control” means any of the following occurs:

(a)                a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its Subsidiaries and the employee benefit plans of the Company and its Subsidiaries, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Equity representing more than 50% of the voting power of all classes of the Company’s Common Equity;

(b)               the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or a combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one of the Company’s Wholly Owned Subsidiaries; provided, however, that a transaction described in clause (B) in which the holders of all classes of the Company’s Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of the Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction pursuant to this clause (b); or

(c)              the Common Stock (or other common stock underlying the Notes) ceases to be listed or quoted on any of The New York Stock Exchange, The Nasdaq Global Select Market, The Nasdaq Global Market or The Nasdaq Capital Market (or any of their respective successors).]5

[“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.]6

“Common Stock” means the common stock of the Company, par value $0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Distribution Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property as determined by the Board of Directors of the Company in good faith (provided, that if such security or property has a value of $50 million or more, the Board of Director’s determination shall be based on the advice of a nationally recognized independent investment banking firm retained by the Company for this purpose), evidenced by a certified resolution of the fair market value from the Board of Directors of the Company delivered as promptly as practicable to the Holder; provided, that in the event that the Company shall set a record date for any distribution by the Company on shares of Common Stock of property or securities, other than securities of the Company, which become publicly traded upon completion of the distribution, then the Distribution Fair Market Value of such securities shall be the average of the Last Reported Sale Prices on the five Trading Days immediately following the effective date of such distribution. For the avoidance of doubt, the Distribution Fair Market Value of cash shall be the amount of such cash.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Last Reported Sale Price” of the Common Stock (or other security for which a closing sale price must be determined) on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock (or such other security) is traded. If the Common Stock (or such other security) is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price for the Common Stock (or such other security) in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock (or such other security) is not so quoted, the “Last Reported Sale Price” shall be the fair market value of the Common Stock (or such other security) as determined by the Board of Directors of the Company and the Holder, acting in good faith. If the Board of Directors of the Company and the Holder are unable to agree on the fair market value of the Common Stock (or such other security) within a reasonable period of time, the “Last Reported Sale Price” shall be the fair market value of the Common Stock (or such other security) as determined by a nationally recognized independent investment banking firm selected by the Company for this purpose. The “Last Reported Sale Price” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session hours.

4 Applicable to unvested warrants.

5 Applicable to unvested warrants.

6 Applicable to unvested warrants.

2

“Note Indenture” means that certain indenture, by and among the Company, the guarantors party thereto and GLAS Trust Company LLC, as trustee and collateral agent, in the form attached as Exhibit A to the Purchase Agreement.

“Notes” means the 5.00% Senior Secured Convertible Notes issued by the Company pursuant to the Purchase Agreement.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Purchase Agreement” means that certain note purchase agreement, dated as of March [●], 2025, among the Company and the purchasers named therein.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

[“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Common Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.]7

“Trading Day” means a day on which (i) trading in the Common Stock (or other security for which a closing sale price must be determined) generally occurs on The Nasdaq Capital Market or, if the Common Stock (or such other security) is not then listed on The Nasdaq Capital Market, on the principal other U.S. national or regional securities exchange on which the Common Stock (or such other security) is then listed or, if the Common Stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock (or such other security) is then traded and (ii) a Last Reported Sale Price for the Common Stock (or closing sale price for such other security) is available on such securities exchange or market; provided that if the Common Stock (or such other security) is not so listed or traded, “Trading Day” means a Business Day.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the NYSE American or the New York Stock Exchange (or any successors to any of the foregoing).

“Transfer Agent” means Continental Stock Transfer & Trust Company and any successor transfer agent of the Company.

“Warrants” means this Warrant and other Common Stock purchase warrants issued by the Company to the Holder pursuant to the Purchase Agreement.

[“Wholly Owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person, except that, solely for purposes of this definition, the reference to “more than 50%” in the definition of “Subsidiary” shall be deemed replaced by a reference to “100%”.]8

7 Applicable to unvested warrants.

8 Applicable to unvested warrants.

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2.                Exercise.

(a)                Exercise of Warrant.               Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form attached hereto as Annex A (the “Notice of Exercise”). Subject to the terms of this Section 2, in the event that this Warrant has not been exercised in full as of the last Trading Day before the Termination Date and, if and only if the Exercise Price is less than the Last Reported Sale Price as of such date, this Warrant shall be deemed to be automatically exercised in full by the Holder as of such last Trading Day on a cashless basis pursuant to the cashless exercise provisions in Section 2(d). Within the earlier of (i) two Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined in Section 2(c)(i) herein) following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the Warrant Shares specified in the applicable Notice of Exercise, at its option, (x) by wire transfer or cashier’s check drawn on a United States bank, in either case in immediately available funds or (y) by cashless exercise as set forth in Section 2(d). No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three Trading Days of the date on which the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within one Trading Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

(b)               Exercise Price. The exercise price per share of Common Stock under this Warrant (the “Exercise Price”) means $[____], subject to adjustment hereunder.

(c)                Mechanics of Exercise.

(i)  Delivery of Warrant Shares Upon Exercise.              The Company shall cause the Warrant Shares purchased hereunder to be transmitted by the Transfer Agent to the Holder by (A) crediting the account of the Holder’s or its designee’s balance account with the Transfer Agent, or (B) if requested by the Holder, by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise, in each case by the date that is the latest of (i) two Trading Days after the delivery to the Company of the Notice of Exercise, (ii) one Trading Day after delivery of the aggregate Exercise Price to the Company and (iii) the number of Trading Days comprising the Standard Settlement Period after the delivery to the Company of the Notice of Exercise (such date, the “Warrant Share Delivery Date”). Upon delivery of the Notice of Exercise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares, provided that the Company shall have received payment of the aggregate Exercise Price within the earlier of (i) two Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period following delivery of the Notice of Exercise. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of the delivery of the Notice of Exercise.

(ii)  Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares remaining available under this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

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(iii)  Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(c)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

(iv)  Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares in accordance with the provisions of Section 2(c)(i) above pursuant to an exercise on or before the Warrant Share Delivery Date (other than any failure solely due to any action or inaction by the Holder with respect to such exercise), and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver, but did not timely deliver, to the Holder in connection with the exercise at issue by (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the Warrant Shares that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of Warrant Shares with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Warrant Shares upon exercise of the Warrant as required pursuant to the terms hereof.

(v)  No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Last Reported Sale Price on the last Trading Day ending prior to the date of delivery of the Notice of Exercise (the “Exercise Date”), or round up to the next whole share.

(vi)  Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the assignment form attached hereto as Annex B (the “Assignment Form”) duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees of the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.

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(vii)  Absent a change in applicable law after the date hereof, each of the Holder and the Company acknowledges that, for U.S. federal (and applicable state and local) income tax purposes:

(A) The Company shall, on or prior to May 15, 2025, propose to each Holder the amount deemed paid for and allocable to the Warrants for U.S. federal (and applicable state and local) income tax purposes (the “Proposed Warrant Value”). If no Holder objects in writing within fifteen (15) days after receiving the Proposed Warrant Value, it will be deemed conclusive and binding upon the Company and the Holders. If any Holder objects in writing to the Proposed Warrant Value within fifteen (15) days of when it was proposed, the Holders and the Company shall cooperate in good faith to reach an agreed upon allocation by June 1, 2025; provided, that if the Company and the Holders cannot agree to the Warrant Value (as defined below) by such date, the Company shall instruct an advisor reasonably acceptable to the Holders (the “Independent Advisor”) to determine the Warrant Value within thirty (30) days after its retention and the determination of the Independent Advisor shall be conclusive and binding upon the parties.  The costs and expenses of the Independent Advisor (to the extent reasonably incurred in accordance with the terms of the engagement) shall be paid equally by the Holders and the Company. The final allocation, as determined pursuant to this Section 2(c)(vii)(A), shall be referred to herein as the “Warrant Value”.  For the avoidance of doubt, the Warrant Value shall not be binding on the Holders and the Company for financial reporting purposes or any other purpose other than U.S. federal (and applicable state and local) income tax purposes; and

(B) any cashless exercise pursuant to Section 2(d) shall be treated as a recapitalization pursuant to Section 368(a)(1)(E) of the Code (clauses (A)-(B) collectively, the “Intended Tax Treatment”).

The parties hereto shall not take any position for U.S. federal (and applicable state and local) income tax purposes inconsistent with the Intended Tax Treatment except to the extent otherwise required by a change in applicable law or a “determination” within the meaning of Section 1313(a) of the Code.

(d)               Cashless Exercise. In lieu of paying the aggregate Exercise Price for the Warrant Shares specified in the applicable Notice of Exercise by wire transfer of immediately available funds pursuant to Section 2(a), the Holder may elect to exercise the purchase rights represented by this Warrant by authorizing the Company to withhold and not issue to the Holder, in payment of the Exercise Price thereof, a number of such Warrant Shares equal to the quotient of (i) the product of (A) number of Warrant Shares for which the Warrant is being exercised, multiplied by (B) the Exercise Price, divided by (ii) the Last Reported Sale Price on the Exercise Date (and such withheld Warrant Shares will no longer be issuable under the Warrant, and the Holder will not have any rights or be entitled to any payment with respect to such withheld Warrant Shares).

(e)                Beneficial Ownership Limitations.

(i)  Notwithstanding anything to the contrary herein and subject to Section 2(e)(vi), the Holder will not be entitled to receive any Warrant Shares otherwise deliverable upon exercise of this Warrant to the extent, but only to the extent, that such receipt would cause the Holder to become, directly or indirectly, a Beneficial Owner of more than 4.9% of the Common Stock outstanding at such time on an aggregate basis; provided, that the Holder shall have the right to terminate the foregoing limitation upon not less than 61 days’ prior written notice to the Company; and provided further, however, the Holder will not be entitled to receive any Warrant Shares otherwise deliverable upon exercise of this Warrant to the extent, but only to the extent, that such receipt taken together with all exercises of Warrants No. W-1 and No. W-2 and conversions of the Notes into Common Stock, whether by the Holder or any other holder of the Warrants or Notes, would cause the Company to have issued more than 19.9% of the Common Stock outstanding on the Business Day immediately prior to the Issue Date on an aggregate basis (such restriction, as applicable, the “Beneficial Ownership Limit”).

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(ii)  For purposes of this Section 2(e) only, the Holder shall be deemed the “Beneficial Owner” of and shall be deemed to beneficially own any Common Stock that the Holder or any of the Holder’s Affiliates (as defined in Rule 12b-2 under the Exchange Act) or associates (as defined in Rule 12b-2 under the Exchange Act) is deemed to beneficially own, together with any Common Stock beneficially owned by any other persons whose beneficial ownership would be aggregated with the Holder for purposes of Section 13(d) of the Exchange Act. Subject to the following proviso, for purposes of this Section 2(e) only, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder as in effect on the date hereof; provided that the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and associates and any other persons whose beneficial ownership would be aggregated with the Holder for purposes of Section 13(d) of the Exchange Act shall include the number of shares of Common Stock issuable upon exercise or conversion of any of the Company’s securities or rights to acquire the Common Stock, whether or not such securities or rights are currently exercisable or convertible or are exercisable or convertible only after the passage of time (including the number of shares of Common Stock issuable upon exercise of the Warrant in respect of which the beneficial ownership determination is being made), but shall exclude the number of shares of Common Stock that would be issuable upon (A) conversion of the remaining, unexercised portion of any Warrant beneficially owned by the Holder or any of its Affiliates or associates and any other persons whose beneficial ownership would be aggregated with the Holder for purposes of Section 13(d) of the Exchange Act and (B) exercise or conversion of the unexercised or unconverted portion of any of the Company’s other securities subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or associates and any other persons whose beneficial ownership would be aggregated with the Holder for purposes of Section 13(d) of the Exchange Act. For the avoidance of doubt, the term “Beneficial Owner” as used in this Section 2(e) shall not include any holder of record of this Warrant or shares of Common Stock, any nominee of such holder of record, or any account holder of such holder of record or nominee, unless, in each case, such holder of record, nominee or account holder shall also be a Beneficial Owner of this Warrant or such shares of Common Stock.

(iii)  Any purported delivery of Warrant Shares upon exercise of this Warrant shall be void and have no effect to the extent, but only to the extent, that such delivery would result in the Holder becoming the Beneficial Owner of shares of Common Stock outstanding at such time in excess of the Beneficial Ownership Limit.

(iv)  When the Holder exercised this Warrant, the Holder must provide a certification to the Company as to whether the Holder receiving Warrant Shares upon exercise is, or would, as a result of such exercise, become the beneficial owner of shares of Common Stock outstanding at such time in excess of any Beneficial Ownership Limit then applicable to the Holder.

(v)  If any delivery of Warrant Shares otherwise owed to the Holder upon exercise of this Warrant is not made, in whole or in part, as a result of the Beneficial Ownership Limit, the Company’s obligation to make such delivery shall not be extinguished and, the Holder may either:

(A)             request the return of the portion of the Warrant representing the undelivered Warrant Shares, after which such portion shall be available future exercise by the Holder in accordance with the terms of this Warrant; or

(B)              certify to the Company that the Holder receiving Warrant Shares upon exercise is not, and would not, as a result of such delivery, become the Beneficial Owner of shares of Common Stock outstanding at such time in excess of the Beneficial Ownership Limit, after which the Company shall deliver any such Warrant Shares withheld on account of such Beneficial Ownership Limit by the later of (i) the date such shares were otherwise due to the Holder and (ii) two Trading Days after receipt of such certification; provided, however, until such time as the Holder gives such notice, the Holder shall be deemed to be the shareholder of record with respect to the Warrant Shares otherwise deliverable upon conversion in excess of the Beneficial Ownership Limit.

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(vi)  This Section 2(e) shall not restrict the number of shares of Common Stock which the Holder may receive or beneficially own pursuant to this Warrant in determining the amount of securities or other consideration that the Holder may receive in the event of a Fundamental Transaction.

(vii)  The Company shall not effect any Dilutive Transaction (as defined in the Note Indenture) that would result in holders of the Warrants or the Notes not being able to exercise or convert, as applicable, such securities in full into shares of Common Stock (assuming the Holder has terminated the Beneficial Ownership Limit in the first clause of Section 2(e)(i)) unless the Company has obtained shareholder approval as required by the listing standards of The NASDAQ Global Select Market, The NASDAQ Global Market, The NASDAQ Capital Market or the New York Stock Exchange (or any of their respective successors), as applicable, of the transactions contemplated by the Purchase Agreement, after which time the Beneficial Ownership Limit (other than the Beneficial Ownership Limit in the first clause of Section 2(e)(i)) shall no longer apply.

3.                Certain Adjustments. The Exercise Price and Warrant Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as follows; provided, that no single event shall cause an adjustment under more than one subsection of this Section 3 so as to result in duplication.

(a)                Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) effects a stock dividend, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b)               Distributions.

(i)  If the Company shall fix a record date for the making of a dividend or other distribution (by spin-off or otherwise) on shares of Common Stock other than in cash, whether in other securities of the Company (including rights), evidences of indebtedness of the Company or any other Person or any other property (including securities or evidences of indebtedness of a subsidiary), or any combination thereof, excluding dividends or distributions subject to adjustment pursuant to Section 3(a), then in each such case, the number of Warrant Shares issuable upon exercise of this Warrant in full shall be increased by multiplying such number of Warrant Shares by a fraction, the numerator of which is the Last Reported Sale Price on such record date and the denominator of which is the Last Reported Sale Price on such record date less the Distribution Fair Market Value of the securities and/or any other property, as applicable, to be so paid or distributed in such dividend or distribution in respect of one share of Common Stock (in each case as of the record date of such dividend or distribution); such adjustment shall be effective as of the record date for such dividend or distribution. In the event of such adjustment, the Exercise Price shall immediately be decreased by multiplying such Exercise Price by a fraction, the numerator of which is the number of Warrant Shares issuable upon the exercise of this Warrant in full immediately prior to such adjustment, and the denominator of which is the new number of Warrant Shares issuable upon exercise of this Warrant determined in accordance with the immediately preceding sentence. Notwithstanding the foregoing, in the event that the Distribution Fair Market Value of the securities and/or any other property, as applicable, to be so paid or distributed in such dividend or distribution in respect of one share of Common Stock (in each case as of the record date of such dividend or distribution) is equal to or greater than the Last Reported Sale Price on such record date, then proper provision shall be made such that upon exercise of this Warrant, the Holder shall receive, in addition to the applicable Warrant Shares, the amount and kind of such securities and/or any other property such Holder would have received had such Holder exercised this Warrant immediately prior to such record date.

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(ii)  If the Company shall fix a record date for the making of a cash dividend or cash distribution on shares of Common Stock, the Exercise Price in effect prior thereto shall be reduced immediately thereafter by an amount equal to the per share amount of such cash dividend or cash distribution.

(iii)  For purposes of the foregoing subsections 3(b)(i) and 3(b)(ii), in the event that such dividend or distribution in question is ultimately not so made, the Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant then in effect shall be readjusted, effective as of the date when the Board of Directors of the Company determines not to make such dividend or distribution, to the Exercise Price that would then be in effect and the number of Warrant Shares that would then be issuable upon exercise of this Warrant if such record date had not been fixed.

(c)                Fundamental Transaction.  If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of the outstanding equity securities of the Company having voting power, including the power to vote on the election of directors of the Company, are permitted to sell, tender or exchange their securities for other securities, cash or property and has been accepted by the holders of the outstanding securities representing more than 50% of the aggregate voting power, including the power to vote on the election of directors of the Company, of the issued and outstanding equity securities of the Company, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires securities representing more than 50% of the aggregate voting power, including the power to vote on the election of directors of the Company, of the issued and outstanding equity securities of the Company (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Warrant), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. The Company or any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) shall deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction). Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein.

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(d)               Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

(e)                Notice to Holder.

(i)  Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

(ii)  Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, [or] (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company [or (F) the Company becomes aware of a Change of Control or pending transaction that, if and when consummated, would cause a Change of Control]9, then, in each case, the Company shall cause to be delivered by email to the Holder at its last email or other address as it shall appear upon the Warrant Register of the Company, at least five (5) Trading Days prior to the applicable record or effective date hereinafter specified [(or, in the case of a Change of Control, within five (5) Trading Days of the earlier of the public announcement of such transaction and the Company learning of such Change of Control or pending Change of Control)]10, a notice stating, to the extent known, (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer, [or] share exchange [or Change of Control]11 is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice.

4.                Transfer of Warrant.

(a)                Agreement to Comply with the Securities Act; Legend. The Holder, by acceptance of this Warrant, agrees to comply in all respects with the provisions of this Section 4 and the restrictive legend requirements set forth on the face of this Warrant and further agrees that such Holder shall not offer, sell or otherwise dispose of this Warrant or any Warrant Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act. This Warrant and all Warrant Shares issued upon exercise of this Warrant (unless registered under the Securities Act) shall be stamped or imprinted with a legend in substantially the following form:

9 Applicable to unvested warrants.

10 Applicable to unvested warrants.

11 Applicable to unvested warrants.

10

“THE SECURITIES REPRESENTED BY THIS WARRANT, AND THE SECURITIES ISSUABLE UPON EXERCISE THEREOF, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.”

(b)               Removal of Legends. This Warrant and the Warrant Shares, as applicable, shall not be required to contain the legend set forth in Section 4(a) above or any other legend (i) if there is an effective registration statement registering the resale of the Warrant or the Warrant Shares, as applicable, provided that the Holder furnishes the Company with reasonable assurances that such Warrant or Warrant Shares, as applicable, will be resold only pursuant to an effective registration statement, (ii) following any sale of the Warrant or Warrant Shares pursuant to Rule 144 (assuming the transferor is not an affiliate of the Company), provided that the Holder furnishes the Company with reasonable assurances that such Warrant or Warrant Shares are eligible for sale, assignment or transfer under Rule 144, which shall not include an opinion of the Holder’s counsel, (iii) in connection with a sale, assignment or other transfer (other than under Rule 144), provided that the Holder provides the Company with an opinion of counsel to the Holder, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Warrant or Warrant Shares may be made without registration under the applicable requirements of the Securities Act or (iv) if such legend is not required or customarily included under applicable provisions of the Securities Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the SEC). If a legend is not required pursuant to the foregoing, the Company shall no later than ten (10) Business Days following the delivery by the Holder to the Company of notice with respect to this Warrant or any Warrant Shares issued in the form of book-entries or, if applicable, a legended certificate representing any Warrant Shares (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), together with any other deliveries from the Holder as may be reasonably required above in this Section 4(b) (such date, the “Legend Removal Date”), at the Company’s option, either: (A) credit the applicable number of Warrant Shares to the Holder’s or its designee’s balance account or (B) issue and deliver (via reputable overnight courier) to the Holder, an updated form of this Warrant or a certificate representing Warrant Shares, as applicable, in the case of each of clauses (A) and (B) above, free from all restrictive and other legends, registered in the name of the Holder or its designee.

(c)                Transfer Restrictions. During the first six (6) months following the Issue Date, the Holder may not transfer this Warrant or the Warrant Shares to be issued upon the exercise hereof. After the six (6) month anniversary of the Issue Date, the Holder may transfer the Warrants or Warrant Shares issued upon the exercise hereof, as applicable, provided that such Transfer is in compliance with applicable federal and state securities laws.

(d)               Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

5. Miscellaneous.

(a)                No Rights as a Stockholder Until Exercise; No Settlement in Cash. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(c)(i), except as expressly set forth in Section 2(e) and Section 3.

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(b)               Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

(c)                Saturdays, Sundays, Holidays, Etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Trading Day, then such action may be taken or such right may be exercised on the next succeeding Trading Day.

(d)               Authorized Shares.

(i)  The Company covenants that it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

(ii)  The Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value and (ii) take such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant.

(e)                Governing Law. This Warrant is governed by and shall be construed in accordance with the law of the State of Delaware, excluding any conflict-of-laws rule or principle that might refer the governance or the construction of this Warrant to the law of another jurisdiction.

(f)                WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY LAW, EACH OF THE COMPANY AND THE HOLDER HEREBY WAIVES ITS RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS WARRANT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH PARTY HEREBY AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS WARRANT, OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS WARRANT.

12

(g)               Jurisdiction. Each of the Company and the Holder agrees that any dispute based on or arising out of, under or in connection with this Warrant or any course of conduct, course of dealing, statements or actions or omissions of any party hereto relating to this Warrant shall be litigated in and must be brought in the Delaware Court of Chancery or, in the case of claims to which the federal courts have jurisdiction, the United States District Court for the District of Delaware (and in the case of appeals, in the courts in which appeals from such courts are to be heard). Each of the Company and the Holder irrevocably submits to the personal jurisdiction of such courts, and waives any objection they may have concerning the venue or convenience of such forum. Notwithstanding the foregoing, however, the Company or the Holder may commence any action or proceeding to enforce any judgment obtained against another party in compliance with the foregoing provisions in any appropriate jurisdiction or court.

(h)               Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder including, without limitation, any Notice of Exercise, shall be in writing and delivered personally, by email or sent by a nationally recognized overnight courier service, addressed to the Company, at 11911 Freedom Drive, Ste. 200, Reston, Virginia 20190, Attention: Chief Financial Officer, email address: provided separately, or such other email address or address as the Company may specify for such purposes by notice to the Holder. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by email, or sent by a nationally recognized overnight courier service addressed to the Holder at the email address or address of the Holder appearing on the books of the Company. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the time of transmission, if such notice or communication is delivered via email at the email address set forth in this Section prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the time of transmission, if such notice or communication is delivered via email at the email address set forth in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

(i)                 Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(j)                 Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

(k)               Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by such Holder.

(l)                 Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

13

(m)             Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(n)               Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

(o)               Electronic Signatures. Signatures may be delivered via facsimile, electronic mail (including.pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in this Warrant shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act, any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. No party hereto will raise the use of a facsimile machine or electronic mail to deliver a signature or the fact that any signature was transmitted or communicated through the use of a facsimile machine or electronic mail as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

[Signature page follows]

14

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

   NEXTNAV INC.

    By:
Name:
Title:

15

ANNEX A

EXERCISE FORM
(To be executed by the registered holder)

TO:         NEXTNAV INC.

(1)    The undersigned hereby elects to exercise the Warrant for _______Warrant Shares of the Company pursuant to the terms of the Warrant, subject to (check one):

☐ tendering herewith payment of the Exercise Price in full, together with all applicable transfer taxes, if any, with payment in lawful money of the United States; or

☐ cashless exercise pursuant to Section 2(d) of the Warrant.

(2)   Please issue said Warrant Shares, or the net number of shares of Common Stock issuable upon exercise of the Warrant pursuant to the cashless exercise provision of Section 2(d) of the Warrant, in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to the following DWAC Account Number:

[SIGNATURE OF HOLDER]

Name of Investing Entity:
Signature of Authorized Signatory of Investing Entity:
Name of Authorized Signatory:
Title of Authorized Signatory:
Date:

A-1

ANNEX B

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to exercise the Warrant to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to:

Name:
(Please Print)

Address:
(Please Print)

Phone Number:
Email Address:
Dated:

Holder’s Signature:
Holder’s Address:

B-1